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                                                                    EXHIBIT 10-7






                      LEXINGTON PRECISION CORPORATE OFFICE


                        1999 MANAGEMENT CASH BONUS PLAN



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                      LEXINGTON PRECISION CORPORATE OFFICE


                               TABLE OF CONTENTS


Section
Number                                                Page
------                                                ----

I.    PURPOSE OF PLAN                                  1

II.   ELIGIBILITY                                      1

III.  PLAN YEAR                                        1

IV.   GROUPING OF PARTICIPANTS                         1

V.    SETTING OF TARGET BONUS PERCENTAGES              1

VI.   AUTHORIZATION FORM                               2

VII.  NOTIFICATION OF EMPLOYEES                        2

VIII. BASIS FOR BONUS PAYMENTS                         3

IX.   SETTING OF GOALS                                 3

X.    CALCULATING THE BONUS POOL                       4

XI.   TIMING OF BONUS PAYMENTS                         5

XII.  OTHER                                            5

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                      LEXINGTON PRECISION CORPORATE OFFICE

                        1999 MANAGEMENT CASH BONUS PLAN


1.   PURP0SE OF PLAN

     The "1999 Management Cash Bonus Plan" (the "Plan") is designed to provide meaningful incentives for officers and key employees of the Corporate Office (the "Bonus Group") of Lexington Precision Corporation (the "Company') to increase profitability while efficiently managing the Company's assets.

II.  ELIGIBILITY

     A "Participant" shall mean an individual who meets both of the following criteria:

               (1) The individual has been selected to participate in the Plan by the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation of the president of Lexington Precision Corporation; and

               (2) The individual is a full-time, salaried, exempt employee of the Company on the last day of the plan year.

     Participants who retire during the plan year and are aged 62 or older on the date of retirement and estates of Participants who die during the plan year will be paid bonuses (if and to the extent earned) at the same time that all other Participants receive their bonuses after the end of the plan year.

III. PLAN YEAR

     The plan year shall mean the year ending December 31, 1999.

IV.  GROUPING OF PARTICIPANTS

     The Participants in the Bonus Group, will be designated at the beginning of the plan year by the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation of the president of Lexington Precision Corporation.

V.   SETTING OF TARGET BONUS PERCENTAGES

     Subject to the adjustment for Personal Performance (defined in Section XI below), the "Target Bonus" for each Participant shall mean the amount calculated by multiplying the Participant's aggregate base-salary received



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     during the year by a "Target Bonus Percentage" which will be set at the beginning of the plan year by the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation of the president of Lexington Precision Corporation. The "Group Target Bonus" shall mean the aggregate of the Target Bonuses of all Participants in a Bonus Group. The Target Bonus Percentage for the president of the Company will be set by the president of Lexington Precision Corporation.

     A Participant's bonus will always be based on the aggregate base-salary received during the year, not on the base-salary level at any particular point during the year (i.e., when calculating bonuses for Participants who received salary increases during the year, for Participants who are hired during the year or for Participants who retire or die during the year).

     As a general guideline, the Target Bonus Percentage levels which would typically be assigned to various categories of employees in the Bonus Group are set forth below:


                                             TARGET BONUS
                  POSITION                    PERCENTAGE
                  --------                    ----------

             Senior Vice Presidents             20-35%
             Vice Presidents                    15-25%
             Junior Officers                     5-15%


     If a Participant moves to a higher management level during the year, such Participant's Target Bonus Percentage will be reset at an appropriate higher level determined by the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation of the president of Lexington Precision Corporation, as if the Target Bonus Percentage had been at the higher level for the entire year. If a Participant moves to a lower management level during the year, such Participant's Target Bonus Percentage will be reset at an appropriate lower level determined by the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation of the president of Lexington Precision Corporation, as if the Target Bonus Percentage had been at the lower level for the entire year.

VI.  AUTHORIZATION FORM

     Attached hereto as Exhibit A is the "Authorization Form" which shall be used by the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation of the president of Lexington Precision Corporation at the beginning of each plan year when designating Participants, Target Bonus Percentages and the Bonus Group's Target Pre-Bonus Operating Profit (defined in Section IX below).

VII. NOTIFICATION OF EMPLOYEES

     Attached hereto as Exhibit B is the form of memorandum which shall be used


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     at the beginning of each plan year to inform employees of their participation in the Plan and their Target Bonus Percentages and Target Bonuses.

VIII. BASIS FOR BONUS PAYMENTS

     After the end of the plan year, when financial results for the year are available, a calculation will be made to determine the bonus that will be paid to each Participant.

     The percentage of Target Bonus earned by each Participant will depend on the following:

               (1) how well the Bonus Group performed relative to its Target
                   Pre-Bonus Operating Profit; and

               (2) the Participant's Personal Performance (discussed below).

     All bonuses will be subject to the review and approval of the Board of Directors of Lexington Precision Corporation.

IX.  SETTING OF GOALS

     "Operating Profit" means profit before interest, income taxes and other non-operating expenses in accordance with the Company's standard accounting procedures.

     "Pre-Bonus Operating Profit" means operating profit before deducting any expenses for bonuses relating to the 1999 Management Cash Bonus Plan.

     The "Target Pre-Bonus Operating Profit"for the Bonus Group will be set at the beginning of the year by the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation of the president of Lexington Precision Corporation. The Target Pre-Bonus Operating Profit will equal ONE of the following:

               (1) the Bonus Group's "Budgeted Pre-Bonus Operating Profit" as
                   reflected in the annual budget for the Company;

               (2) an amount higher than the Company's Budgeted Pre-Bonus
                   Operating Profit if the Budgeted Pre-Bonus Operating Profit is below reasonable performance-standards (taking into account, among other things, industry performance standards, historical performance standards, and the amount of capital invested in the Company); or



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               (3) an amount lower than the Company's Budgeted Pre-Bonus
                   Operating Profit if the Budgeted Pre-Bonus Operating Profit is above reasonable performance-standards (taking into account, among other things, industry performance standards, historical performance standards, and the amount of capital invested in the Company).

     The "reasonable performance standards" discussed above will be determined in the sole discretion of the Compensation Committee of the Board of Directors of Lexington Precision Corporation upon recommendation by the president of Lexington Precision Corporation.

     The Target Pre-Bonus Operating Profit will not be revised during the plan year, except in cases where an acquisition or divestiture of a business completed during the plan year materially affects reported operating results during that plan year.

X.   CALCULATING THE BONUS POOL

     To calculate the bonus for each of the Participants in the Bonus Group, it is first necessary to calculate the "Group Bonus Pool".


     The Group Bonus Pool will be calculated by multiplying the Group Target Bonus by the percentage in the column on the right below, opposite the percentage of the Target Pre-Bonus Operating Profit which was attained by that Bonus Group.

                    Percentage             Percentage of Target
                    of Target                   Bonus Earned
                    Pre-Bonus              (Before Adjusting for
             Operating Profit Attained      Personal Performance)
             -------------------------      ---------------------

                  less than 85.00%                  None
                  85.00  -  89.99%                     25%
                  90.00  -  94.99%                     50
                  95.00  -  99.99%                     75
                 100.00  - 109.99% (target)           100
                 110.00  - 119.99%                    125
                 120.00  - 129.99%                    150
                 130.00  - 139.99%                    175
                 140.00% or more                      200 (maximum)

     The percentage of Target Bonus earned, before giving effect to adjustments for Personal Performance, must be in the increments shown on the above chart. For example, if the Bonus Group attained 108% of the Target Pre-Bonus Operating Profit, the percentage used for each Participant in the Bonus Group would be 100% (not 120% or 125%). The percentages of Target Bonus earned are "stepped," not linear. No bonuses will be earned by any Participants in the Bonus Group if less than 85% of the Target Pre-Bonus Operating Profit is attained. The Group Bonus Pool cannot exceed 200% of the Group Target Bonus.




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XI.  TIMING OF BONUS PAYMENTS

     All bonus payments will be made as soon as practicable after the end of the plan year. Before any bonus payments can be made the following two requirements must be met:

               (1) necessary accounting and audit work must be completed so that all bonus calculations can be made; and

               (2) the bonus must be approved by a vote of the Board of
                   Directors of Lexington Precision Corporation.

     It is anticipated that bonuses will be paid approximately 45-75 days after the end of the plan year.

XII. OTHER

     Bonuses will be subject to income and employment tax withholding to the extent required by applicable law.

     Bonuses and the right to receive bonuses cannot be pledged, assigned or alienated, voluntarily or involuntarily, by any Participant.

     THE 1999 MANAGEMENT CASH BONUS PLAN AND ANY BONUSES GRANTED UNDER THE 1999 MANAGEMENT CASH BONUS PLAN SHALL NOT CONFER UPON ANY PARTICIPANT ANY RIGHT WITH RESPECT TO THE CONTINUANCE OF EMPLOYMENT BY THE COMPANY, NOR SHALL THEY INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY TO TERMINATE A PARTICIPANT'S EMPLOYMENT AT ANY TIME.

     THE 1999 MANAGEMENT CASH BONUS PLAN MAY BE REVISED, MODIFIED OR TERMINATED IN ANY WAY, FOR ANY REASON AND AT ANY TIME AT THE SOLE DISCRETION OF THE BOARD OF DIRECTORS OF LEXINGTON PRECISION CORPORATION BY VOTE OF A MAJORITY OF THE BOARD AT ANY REGULAR OR SPECIAL MEETING OF THE BOARD.

     Revised and approved by the Board of Directors of Lexington Precision Corporation on October 18, 1994



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